Exhibit 23.2

Consent of Rodefer Moss & Co, PLLC,

an independent registered public accounting firm

To the Members

Vanguard Natural Gas, LLC

Houston, Texas

We hereby consent to the inclusion in the Registration Statement on Form S-1 of our report dated April 24, 2007 on our audits of the consolidated financial statements of Vanguard Natural Gas, LLC (formerly known as Nami Holding Company, LLC) as of December 31, 2005 and 2004 and for the years then ended.

We also consent to the reference to our firm under the heading of “Experts” in such Registration Statement.

/s/ Rodefer Moss & Company, PLLC

Knoxville, Tennessee

October 3, 2007